POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I, Paul A. Czarnik, located at One Campus Martius,
Detroit, Michigan 48226, do hereby nominate, constitute and appoint Daniel S. Follis,
Melanie C. Dunn or Terri Trainor Clark, with offices at One Campus Martius, Detroit,
Michigan 48226, my true and lawful attorney in fact, for me and in my name, place and stead to:

Execute my name to any and all documents, forms and reports ("Documents"), whether such Documents are filed with the Securities and Exchange Commission electronically or otherwise, for transactions in the securities of Compuware Corporation.

In addition, I hereby give and grant unto my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with
full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have here unto set my hand this 22 day of December, 2008.

In presence of

/s/					/s/
Leesa Arrington				Paul A. Czarnik
Witness					Signature
Subscribed and sworn to before me
This 22 day of December, 2008



/s/
Diane M. Johnson
Notary Public, State of Michigan
County of Oakland
My Commission expires: Dec. 31, 2011
Acting in the County of Wayne